AFH HOLDING & ADVISORY

ORIGINAL

www.afhholdingandadvisory.com

May 7, 2014

Bone Biologics, Inc.
100 Rancho Rd., Suite 7-231
Thousand Oaks, CA 91362
Attn: Bruce Stroever, Chairman
Michael Schuler, CEO

Dear Mr. Stroever and Mr. Schuler,

We are pleased to submit this Amended and Restated Letter of Intent (this "LOI"), with respect to the transactions described below wherein it is contemplated that, among other things, Bone Biologics, Inc., a California corporation (the "Company"), shall consummate a business combination with a Delaware corporation ("Acquisition Co.") publicly reporting pursuant to the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to a reverse merger or other similar transaction, as agreed to by the parties resulting in the Company becoming a public company ("PubCo"). The Company acknowledges and understands that it will be required to engage a registered investment bank for certain transactions contemplated by this LOI.

Item	**Description**
Definitions of Closings:	Closing I - Consummation of Bridge Financing Closing II - Consummation of Business Combination Immediately Thereafter Closing III – Completion of Private Placement Closing IV - Consummation of the PIPE Transaction Closing V - Consummation of Initial Public Offering
Bridge Financing (Closing I):	Acquisition Co. and AFH Holding and Advisory, LLC ("AFH Advisory") acknowledge that the Company has borrowed $100,000 from the Musculoskeletal Transplant Foundation ("MTF"), a Company shareholder, that the Company has borrowed $250,000 from Orthofix Holdings Inc., and that the Company intends to borrow $50,000 from AFH Advisory pursuant to the sale and issuance of convertible promissory notes (the "Notes," or singularly each a "Note") and warrants to purchase Common Stock (as defined below) of the Company or of PubCo, as the successor to the Company. Each Note is convertible at the consummation of the Private Placement (Closing III, as defined below) and shall convert in whole into such equity securities offered at the Private Placement

1

Beverly Hills
TEL: 310.492.9898 FAX: 310.492.9926
9595 Wilshire Blvd. Ste. 700 Beverly Hills, CA 90212

Shanghai
TEL: 86.21.2890.9716 FAX: 86.21.2890.9116
31/F, Jin Mao Tower, 88 Shi Ji Avenue, Pudong, Shanghai 200120, PR China

HOLDING & ADVISORY

www.afhholdingandadvisory.com

at a conversion price equal to the price per share paid by investors in the Private Placement. Each purchaser of the Notes shall receive a warrant (the "Warrants," or singularly each a "Warrant") upon the conversion of such purchaser's Note entitling the purchaser to acquire the number of shares of the Company's (or PubCo's, as applicable) Common Stock equal to (A) the product of: (i) 50% multiplied by (ii) such purchaser's loan amount, divided by (B) $1.00. The $50,000 that the Company intends to borrow from AFH Advisory pursuant to the sale and issuance of Notes and Warrants to AFH Advisory is contingent upon liquidation of the securities transferred to the Company by AFH Advisory, as described in that certain Letter Agreement, dated September 26, 2013, by and between Amir F. Heshmatpour, an individual residing in the State of California ("Amir F. Heshmatpour"), and the Company.

Business Combination (Closing II):

It is contemplated that the Company and its equity holders shall consummate a reverse merger or other business combination, with Acquisition Co., either directly or indirectly through an affiliate (the "Business Combination"). The Business Combination shall be consummated before the completion of the Private Placement. If it has not already done so, AFH Advisory shall, prior to the Business Combination, assist Acquisition Co. with the filing of a Form 10 or other registration statement on the appropriate form ("Registration Statement") pursuant to the Securities Act or the Exchange Act, as appropriate, with the U.S. Securities and Exchange Commission (the "SEC"), pursuant to which Acquisition Co. shall become a public reporting company. The post-Business Combination entity will be a publicly reporting corporation pursuant to the Exchange Act. In addition, if the post-Business Combination entity's shares of common stock ("Common Stock") are not already listed on the Over-the-Counter Bulletin Board ("OTCBB"), AFH Advisory shall assist and advise PubCo in facilitating the quotation of its Common Stock on the OTCBB by identifying and helping the post-Business Combination entity engage the necessary market maker to file a Form 211 with the Financial Industry Regulatory Authority (the "Form 211 Filing").

It is the current intention of the parties that the capitalization of PubCo following the Business Combination be substantially similar to the capitalization table set forth on Exhibit A hereto. However,

2

Beverly Hills
TEL: 310.492.9898 FAX: 310.492.9926
9595 Wilshire Blvd. Ste. 700 Beverly Hills, CA 90212

Shanghai
TEL: 86.21.2890.9716 FAX: 86.21.2890.9116
31/F, Jin Mao Tower, 88 Shi Ji Avenue, Pudong, Shanghai 200120, PR China

HOLDING & ADVISORY
www.afhholdingandadvisory.com

any non-material differences in the actual capitalization table will not be considered a breach of this LOI.

Private Placement (Closing III):

After the consummation of the Business Combination (Closing II), AFH Advisory shall use its reasonable best efforts to assist Acquisition Co. in procuring one or more investors for a private financing, whether debt or equity, of a minimum of $2.5 million and up to a maximum of $5.0 million and shall include an over-allotment option of 15% at AFH Advisory's discretion or at the discretion of any investment bank engaged for such offering (the "Private Placement"). Until an amount equal to $1.0 million has been raised in the Private Placement, the proceeds of the Private Placement shall be held in a third-party escrow account, to be released in accordance with the terms of this section. As soon as proceeds of $1.0 million or greater have been raised in the Private Placement, the proceeds may be used upon receipt for the purposes set forth in the following sentence. The first $1.0 million of proceeds from the Private Placement shall be used for: (i) payment of the Initial Reimbursement expenses payable to AFH and capped at $250,000 to reduce the promissory note (the "Shell Fee Note") issued by PubCo to AFH Advisory in the principal amount of $590,000 as reimbursement for the furnishing of Acquisition Co., the exchange of the Business Combination Shares and AFH Advisory's Transaction Costs incurred therewith and (ii) $750,000 to the working capital of PubCo to be utilized for general corporate purposes. All proceeds received between $1.0 million and $1.5 million in the Private Placement shall be used to further retire the Shell Fee Note by payment of an additional $250,000 on the Shell Fee Note and to provide an additional $250,000 for general corporate purposes of the Company, split evenly on a dollar for dollar basis up to $500,000. The proceeds received over $1.5 million in the Private Placement will be distributed with half of such amount going to the Company and half of such amount being used to pay the Provider Fees (as defined below), split evenly on a dollar for dollar basis until all of the Provider Fees have been paid in full. The "Provider Fees" include the fees owed to: (i) Ellenoff Grossman & Schole LLP ("EGS") (capped at $50,000), (ii) DLA Piper LLP (US) ("DLA") (such DLA fees to include: (a) a fixed fee of $200,000, (b) a fee of $7,500 each month for the Monthly Retainer Matters, as such term is defined in that certain Engagement and Conflict Waiver Letter for Legal Services, dated

3

Beverly Hills
TEL: 310.492.9898 FAX: 310.492.9926
9595 Wilshire Blvd. Ste. 700 Beverly Hills, CA 90212
Shanghai
TEL: 86.21.2890.9716 FAX: 86.21.2890.9116
31/F, Jin Mao Tower, 88 Shi Ji Avenue, Pudong, Shanghai 200120, PR China

HOLDING & ADVISORY
www.afhholdingandadvisory.com

October 11, 2013, by and between the Company and DLA, as amended (the "DLA Engagement Letter"), and (c) any other amounts owed pursuant to the DLA Engagement Letter)), (iii) AFH Advisory's counsel and transaction costs (proved up and capped at $90,000, payment of which amount shall fully retire the Shell Fee Note, and payment of $75,000 of such amount shall be to Reed Smith LLP), and (iv) accounts payable of the Company ("AP") to include, but not be limited to, Etonien, BDO USA, LLP ("BDO"), the Gilson Group, Alquest, and UC Regents (such AP capped at a combined total of $360,000). Until all of the amounts owed under the preceding sentence have been paid in full, the Provider Fees shall be paid on a pro rata basis to the entities that are still owed payment under the preceding sentence, with 1/3 of such amount being split between DLA and EGS, 1/3 of such amount covering AFH Advisory's counsel and transaction costs, and 1/3 of such amount covering AP. After AFH Advisory's counsel and transaction costs have been paid in full, amounts being paid to cover the Provider Fees shall be split evenly between DLA and EGS, on the one hand, and AP, on the other hand, until all amounts owed to DLA and EGS have been paid in full, at which point any amounts being paid to cover the Provider Fees shall just be to cover AP.

The Company and AFH Advisory shall review any term sheets, offers or proposals (collectively, a "Proposal") for any Private Placement and shall have the ability to accept or reject any such Proposal for the Private Placement.

The Private Placement will be structured such that any debt issued may either be convertible into Common Stock (as defined below) at a fixed conversion price or repayable from the proceeds of the Initial Public Offering (Closing V, as defined below), if not due sooner pursuant to the terms thereof. The Company and MTF each agree that none of the proceeds from Closing III will be used for the repayment of the Bridge Financing or any outstanding long-term debt of the Company.

The parties recognize that the timing of the Private Placement is contingent upon: (i) the completion of an audit of the Company's financial statements (comprised of the prior two fiscal years (ii) completion of due diligence review to AFH Advisory's satisfaction,

4

Beverly Hills
TEL: 310.492.9898 FAX: 310.492.9926
9595 Wilshire Blvd. Ste. 700 Beverly Hills, CA 90212
Shanghai
TEL: 86.21.2890.9716 FAX: 86.21.2890.9116
31/F, Jin Mao Tower, 88 Shi Ji Avenue, Pudong, Shanghai 200120, PR China

AFH HOLDING & ADVISORY
www.afhholdingandadvisory.com

(iii) preparation of definitive Private Placement documents and approval of such Private Placement documents by AFH Advisory in its sole discretion, (iv) execution of the novation agreement described in the section of this LOI entitled "AFH Advisory to Transfer Interest," and (v) the ability of all parties to consummate the Business Combination (as defined below) before the completion of the Private Placement; provided, however, that AFH Advisory and the Company will use their reasonable best efforts to complete the Private Placement as soon after the business combination as practicably possible.

PIPE Offering (Closing IV):

Subsequent to Closing III, AFH Advisory shall use its reasonable best efforts to assist PubCo in procuring an investment bank to handle a private investment in public entity offering in an amount between $8.0 million and $10.0 million at a valuation not less than the post-money valuation of the Company at Closing III, in accordance with the capitalization table set forth on Exhibit A hereto, through the sale of securities of PubCo (the "PIPE") (Closing IV) which shall include a 15% over allotment option at AFH Advisory's discretion or at the discretion of any investment bank engaged for such offering. Both parties recognize that Closing IV is contingent upon (i) the appointment and continued support of an investment bank and (ii) the Form 211 Filing.

Initial Public Offering (Closing V):

Subsequent to Closing IV and at such time as it is deemed appropriate by AFH Advisory and PubCo, AFH Advisory shall assist PubCo in procuring an investment bank to act as underwriter for an initial public offering in an amount up to $40 million (the "Initial Public Offering") at a valuation not less than the post-money valuation of the Company at Closing IV, in accordance with the capitalization table set forth on Exhibit A hereto. The Initial Public Offering shall include a 15% over allotment option at AFH Advisory's discretion or at the discretion of any investment bank engaged for such offering. Both parties recognize that Closing V is contingent upon the appointment and continued support of an investment bank.

Conversion of MTF Convertible Debt and Preferred Stock:

At or prior to Closing II, MTF agrees to (i) convert all of its outstanding shares of Series A preferred stock and Series B preferred stock of the Company into shares of Common Stock.

5

Beverly Hills
TEL: 310.492.9898 FAX: 310.492.9926
9595 Wilshire Blvd. Ste. 700 Beverly Hills, CA 90212

Shanghai
TEL: 86.21.2890.9716 FAX: 86.21.2890.9116
31/F, Jin Mao Tower, 88 Shi Ji Avenue, Pudong, Shanghai 200120, PR China

AFH HOLDING & ADVISORY
www.afhholdingandadvisory.com

In addition, MTF agrees to convert all outstanding convertible promissory notes entered into between the Company and MTF (the "MTF Notes") in accordance with the following schedule: (i) 30% of the outstanding MTF Notes (approximately $1,442,000.00) by conversion of the promissory note entered into in January 2008 at the consummation of Closing II converting to Series B Preferred Stock of the Company at $ 1.00, then to Common Stock of the Company at a 1:1 basis, (ii) 35% (or $1,685,000.00) of the outstanding MTF Notes at Closing IV will convert at the price of the securities offered at such financing, and (iii) 35% (or $1,685,000.00) of the outstanding MTF Notes at Closing V will convert at the price of the securities offered at such financing. MTF covenants and agrees to execute any additional agreements reasonably necessary to give effect to this provision.

AFH Advisory Consideration:

Upon (i) the consummation of the Business Combination, (ii) after giving effect to the issuance of any securities by Acquisition Co. in connection with the Business Combination (the "Business Combination Shares"), (iii) the completion of the Private Placement and (iv) after giving effect to the PIPE , the existing stockholders of Acquisition Co., AFH Advisory or its affiliated entities, individuals or assignees (collectively, the "AFH Group"), will own an aggregate of Ten Percent (10%) of the issued and outstanding Common Stock (the "Advisor Shares") of PubCo. All parties acknowledge and agree that AFH Advisory or its affiliated entities will own an aggregate of seventeen percent (17%) of the issued and outstanding Common Stock after giving effect to the issuance of any securities by Acquisition Co. in connection with the Business Combination. The parties agree that AFH Advisory shall be prohibited from selling, transferring or encumbering the Advisor Shares (i) during the 180 days following the consummation of the Business Combination, (ii) pursuant to a lock up agreement required by an investment bank involved in the Company's first underwritten transaction and for which the officers, directors and 5% stockholders of the Company are also subject, (iii) as required by any applicable federal or state laws, including, without limitation, any applicable rules, regulations, guidelines or instructions promulgated by the SEC and (iv) as required by any insider trading policy in effect at the time of sale.

At the closing of the Private Placement, AFH Advisory shall be

6

Beverly Hills
TEL: 310.492.9898 FAX: 310.492.9926
9595 Wilshire Blvd. Ste. 700 Beverly Hills, CA 90212

Shanghai
TEL: 86.21.2890.9716 FAX: 86.21.2890.9116
31/F, Jin Mao Tower, 88 Shi Ji Avenue, Pudong, Shanghai 200120, PR China

AFH HOLDING & ADVISORY
www.afhholdingandadvisory.com

entitled to receive warrants to purchase up to 500,000 shares of Common Stock of PubCo at the per share price of the shares offered in the Private Placement with a 5 year term and a cashless exercise provision (the "Extra Warrants"). AFH Advisory shall have normal and customary piggyback registration rights with respect to the shares of Common Stock issuable upon exercise of the Extra Warrants.

In addition to the Advisor Shares and the Extra Warrants, AFH Advisory shall be entitled to receive warrants to purchase shares of common stock of PubCo ("Advisor Warrants") in an amount necessary to cause the AFH Group, when combined with the Advisor Shares, to have ownership equal to 10% of the fully diluted outstanding Common Stock, options and warrants at Closing III. AFH Advisory shall have normal and customary piggyback registration rights with respect to the shares of Common Stock issuable upon exercise of the Advisor Warrants.

The Company agrees that following Closing III, the AFH Group will retain shares of Common Stock of PubCo in an amount sufficient to result in a non-diluted 10% interest in the issued and outstanding Common Stock of PubCo. For avoidance of doubt, in total, all of the AFH Group's beneficial ownership at the consummation of Closing III, when taking both the Advisor Shares and the Advisor Warrants into consideration, will be equal to 10% of the fully diluted outstanding common stock, options and warrants of PubCo. In the event the AFH Group's beneficial ownership exceeds 10% of the fully diluted outstanding Common Stock, options and warrants of PubCo at Closing III, the AFH Group shall return such number of Advisor Shares above 10% to PubCo for cancellation. For the purpose of determining the number of Advisor Shares and Advisor Warrants to be given to the AFH Group pursuant to this section, Closing III shall be deemed to have been completed or closed as soon as $2,500,000 has been raised.

Company Milestone Representations:

The Company and/or PubCo will use commercially reasonable efforts to achieve the following Milestones (the "Milestone Targets") by the specified times (the "Milestone Periods"):

(i) Initiate manufacturing of master cell bank within three (3) to six (6) months following the closing of the Private

7

Beverly Hills
TEL: 310.492.9898 FAX: 310.492.9926
9595 Wilshire Blvd. Ste. 700 Beverly Hills, CA 90212

Shanghai
TEL: 86.21.2890.9716 FAX: 86.21.2890.9116
31/F, Jin Mao Tower, 88 Shi Ji Avenue, Pudong, Shanghai 200120, PR China

HOLDING & ADVISORY

www.afhholdingandadvisory.com

Placement;

(ii) Finalize refinement of manufacturing process within approximately twelve (12) months following the closing of the Private Placement;

(iii) Request an Investigational Device Exemption meeting to review the safety plan within nine (9) to twelve (12) months following the closing of the Private Placement;

(iv) Initiate formulation studies for cGMP manufacturing process once sufficient Nell-1 material is available within approximately five (5) to seven (7) months following the closing of the Private Placement;

(v) Initiate bio-reactor pre-clinical production run within nine (9) to twelve (12) months following the closing of the Private Placement; and

(vi) Initiate pre-clinical toxicology studies to include carcinogenicity and reproductive within approximately twelve (12) months following the closing of the Private Placement.

Engagement of a Placement Agent: The Company and AFH Advisory acknowledge and agree that Forefront Capital Group ("Forefront"), a registered broker-dealer, is engaged by Acquisition Co. to act as placement agent for Closing III. Acquisition Co. has entered into a separate engagement letter with Forefront.

Third-Party Compensation Expert: Strategic Apex Group has advised on a performance option plan for the management of PubCo and such performance option plan has been approved by the Board of Directors and majority shareholders of the Company and Acquisition Co. The performance option plan is aligned with the Milestone Periods and Milestone Targets. Strategic Apex Group's costs will be paid by PubCo. AFH Advisory and MTF will receive restricted shares pursuant to the performance option plan Milestone Targets equal to and not to exceed 2.5% of the fully diluted shares of the Company at the time of the completion of the Milestone Targets for MTF and 2.5% of the fully diluted shares of the Company at the time of the completion of the Milestone Targets for AFH Advisory.

8

Beverly Hills

TEL: 310.492.9898 FAX: 310.492.9926

9595 Wilshire Blvd. Ste. 700 Beverly Hills, CA 90212

Shanghai

TEL: 86.21.2890.9716 FAX: 86.21.2890.9116

31/F, Jin Mao Tower, 88 Shi Ji Avenue, Pudong, Shanghai 200120, PR China

AFH HOLDING & ADVISORY
www.afhholdingandadvisory.com

Right to Future Placement:

Subject to and conditioned upon the completion of Closings III, IV and V, AFH Advisory shall have the exclusive right to act as advisor to PubCo on all financings and mergers and acquisitions for a period of 2 years from the Closing of the Business Combination on commercially reasonable terms. The terms of each such engagement shall be applicable industry standards as mutually agreed upon by AFH Advisory and the Company.

Management:

PubCo's senior management shall be selected by PubCo's Board of Directors (the "Board").

Right to Appoint Directors:

PubCo's Board shall consist of up to 9 members. After Closing II, AFH Advisory shall have the right to appoint 3 members of the Board, MTF shall have the right to appoint 3 members of the Board, and the original founding scientists and current minority shareholders together shall have the right to appoint 1 member of the Board. The remaining two members, if they are to be appointed by the Board, must be independent directors as defined by the listing rules of the NASDAQ Capital Market ("NASDAQ") and the federal securities laws and must be selected by the Company. Each of AFH Advisory and MTF shall have the right to appoint one individual with non-voting "observer status" to receive all Board communications and attend all meetings of the Board. The Board shall be staggered with directors serving different term lengths to be set forth in the Bylaws of PubCo; provided, however, that no more than one director appointed by AFH Advisory and MTF shall be eligible for election in any year.

The Board shall comply with the listing rules of NASDAQ, including, but not limited to, maintaining a Board comprised of a majority of independent directors, and the Sarbanes Oxley Act of 2002.

Right to Approve Professionals:

The Company has appointed all service providers who are responsible for facilitating the Business Combination, Private Placement, and PIPE and preparing and filing the registration statement (including any amendments thereto) in connection with the Initial Public Offering. Both parties agree that the Company shall employ service providers that are suitable and appropriate for a development stage company such as the Company. The Company shall be solely responsible for all fees, costs and expenses by such

9

Beverly Hills
TEL: 310.492.9898 FAX: 310.492.9926
9595 Wilshire Blvd. Ste. 700 Beverly Hills, CA 90212

Shanghai
TEL: 86.21.2890.9716 FAX: 86.21.2890.9116
31/F, Jin Mao Tower, 88 Shi Ji Avenue, Pudong, Shanghai 200120, PR China

HOLDING & ADVISORY

www.afhholdingandadvisory.com

service providers.

Due Diligence:

Due diligence of the Company has been completed by AFH Advisory and due diligence of AFH Advisory has been completed by the Company.

Conditions to Closings:

1. Immediately after the closing of the Business Combination (Closing II) and the Private Placement (Closing III), PubCo will have approximately 20 million to 40 million shares of Common Stock issued and outstanding. However, the number of shares outstanding at the time of closing of the Business Combination, or anytime thereafter, may be adjusted in order to satisfy capital market requirements and conform with industry standards.

2. All necessary consents of third parties will be obtained prior to the closing of the Business Combination and Private Placement including, without limitation, all required consents from any governmental authorities and creditors.

3. On or prior to the closing of the Business Combination and Private Placement, the Company shall have provided audited financial statements of the Company as may be required for any necessary filings with the SEC.

4. Prior to the closing of the Business Combination, the Company shall have appointed a full Board and suitable management in accordance with the terms of this LOI.

5. On or prior to the Business Combination, MTF agrees to convert all of its outstanding shares of Series A preferred stock and Series B preferred stock of the Company and the MTF Notes it holds in accordance with the terms of this LOI.

6. Prior to the closing of the PIPE, the Company will have completed the Form 211 Filing and successfully engaged an investment bank.

Registration Rights:

The AFH Group and MTF will each have two demand registration rights and unlimited piggyback registration rights after the completion of Closing IV, subject to the lock up period provided for in the section of this LOI entitled "Lock Up Agreement."

10

Beverly Hills

TEL: 310.492.9898 FAX: 310.492.9926

9595 Wilshire Blvd. Ste. 700 Beverly Hills, CA 90212

Shanghai

TEL: 86.21.2890.9716 FAX: 86.21.2890.9116

31/F, Jin Mao Tower, 88 Shi Ji Avenue, Pudong, Shanghai 200120, PR China

HOLDING & ADVISORY
www.afhholdingandadvisory.com

Lock Up Agreement:	Unless not required by the investment bank who is engaged to handle the Initial Public Offering (Closing V), directors, officers and any 5% shareholder (and their affiliates) of the Company following Closing III will be restricted from transferring shares until 12 months after the Registration Statement associated with the Initial Public Offering is declared effective by the SEC.
Investor Relations Firm:	The Company has hired and engaged a reputable investor relations firm acceptable to AFH Advisory. The Company will establish a corporate website compliant with the requirements of the Sarbanes-Oxley Act of 2002 and OTCBB regulations, to the extent applicable, prior to consummating the PIPE.
No Material Change in Business:	From and after the date of this LOI, and until the earliest to occur of: (i) the termination of this LOI as provided below or (ii) the consummation of the Business Combination (Closing II), the Company will use commercially reasonable efforts to maintain its business in accordance with its customary practices, and otherwise to conduct its business in the ordinary course in the manner in which it has heretofore been conducted and to preserve its business relationships with its customers and suppliers. The Company shall promptly advise AFH Advisory of any materially adverse change in its financial condition, operation or business.
Representations And Warranties:	The Company represents and warrants that the financial statements audited by BDO provide a true, accurate and complete representation of the Company's financial condition. AFH Advisory represents and warrants that the financial statements provided to the Company provide a true, accurate and complete representation of Acquisition Co.'s financial condition. All representations and warranties contained in this LOI or made in writing by any party in connection with this LOI shall survive the execution and delivery of this LOI and the consummation of the transactions contemplated hereby regardless of any investigation made by, or on behalf of, any party.
Covenants of the Company and	As long as a covenant does not inhibit its normal or customary course of business (in which case AFH Advisory and the Company

11

Beverly Hills
TEL: 310.492.9898 FAX: 310.492.9926
9595 Wilshire Blvd. Ste. 700 Beverly Hills, CA 90212

Shanghai
TEL: 86.21.2890.9716 FAX: 86.21.2890.9116
31/F, Jin Mao Tower, 88 Shi Ji Avenue, Pudong, Shanghai 200120, PR China

AFH HOLDING & ADVISORY
www.afhholdingandadvisory.com

Management:

can address the applicable covenant), the Company agrees that the following covenants shall remain in place up to and including Closing II:

- Limitation on issue or sale of common stock and other securities convertible or exchangeable into or exercisable for common stock, excluding the conversion of all preferred securities held by MTF and the conversion of convertible promissory notes (as described above).

- Limitation on incurrence and guarantee of indebtedness and advances.

- Restriction on liens and granting security over assets and properties.

- Limitation on selling, transferring, licensing, pledging or encumbering technology or intellectual property, other than licenses granted in the ordinary course of business.

- All patents issued to a Company employee, representative or agent related to the IP of the Company will be assigned to the Company.

- Limitation on purchase or redeeming or paying any dividend on any securities, and on agreements that restrict the ability to pay dividends.

- Limitation on mergers or consolidation, restructuring, significant asset sales or asset dispositions, significant sale and lease back transactions, and transactions with insider equity holders or affiliates.

- Restriction on liquidation, dissolution or winding-up affairs.

- Limitation on changing the principal business, exiting the current lines of business or entering into unrelated lines of business.

- Limitation on hiring or firing senior management without the prior approval of the Company's Board of Directors.

12

Beverly Hills
TEL: 310.492.9898 FAX: 310.492.9926
9595 Wilshire Blvd. Ste. 700 Beverly Hills, CA 90212

Shanghai
TEL: 86.21.2890.9716 FAX: 86.21.2890.9116
31/F, Jin Mao Tower, 88 Shi Ji Avenue, Pudong, Shanghai 200120, PR China

HOLDING & ADVISORY

www.afhholdingandadvisory.com

- Limitation on material changes to the compensation of senior management, including approving any additional option plans.

- Limitation on entering into or being a party to any transaction with any director, officer or employee, or any "associate" as defined in Rule 12b-2 promulgated under the Exchange Act.

- Restriction on amendment, repeal or alteration of organizational documents; restriction on appointment, removal or change in the accountants.

- Restriction on investments, or other specified restricted payments.

- The Company/PubCo will pay AFH Advisory amounts owed pursuant to the Shell Fee Note.

- Any other normal and customary covenants.

Any exceptions to the above covenants, shall require AFH Advisory's written approval.

Exclusive Dealing:

From the date of this LOI until the earlier of the date of: (i) termination of this LOI as provided below or (ii) the consummation of the Business Combination (Closing II), neither MTF or the Company, nor any of its officers, employees, directors, managers, stockholders, other equity holders, advisors, representatives or affiliates will enter into any negotiations or discussions with other parties relating to any transaction similar to the proposed Business Combination, or other merger, acquisition, or sale of all or substantially all stock or assets of the Company: excluding ongoing negotiations with potential acquirers that have been disclosed to AFH Advisory in writing prior to the execution of this LOI.

The parties agree that any breach of this Exclusive Dealing provision would cause AFH Advisory to suffer irreparable harm. The parties further agree that AFH Advisory may pursue any and all remedies in law or in equity in the event of a material breach of this provision by the Company, including an action for specific

13

Beverly Hills
TEL: 310.492.9898 FAX: 310.492.9926
9595 Wilshire Blvd. Ste. 700 Beverly Hills, CA 90212

Shanghai
TEL: 86.21.2890.9716 FAX: 86.21.2890.9116
31/F, Jin Mao Tower, 88 Shi Ji Avenue, Pudong, Shanghai 200120, PR China

HOLDING & ADVISORY

www.afhholdingandadvisory.com

performance or injunctive relief without the posting of any bond.

In the event of a material breach of this Exclusive Dealing provision by the Company in lieu of any damages or an action for specific performance or injunctive relief, AFH Advisory shall have the option to receive immediate payment in full of all amounts owed under the Shell Fee Note and any additional applicable Transaction Costs (as hereinafter defined), plus liquidated damages equal to: (i) 5% of any securities received by the Company or the Company's shareholders upon consummation of any Business Combination or other similar transaction; or (ii) upon a sale of the Company (or a sale of all or substantially all of its assets), excluding the transactions contemplated in this LOI, cash or any other consideration it would have received as if it had a 5% ownership interest in the Company immediately prior to the closing of any such transaction. AFH Advisory shall have sole and absolute discretion to exercise this option.

Confidentiality: Each party agrees to keep confidential any information obtained by it from the other party in connection with its investigations or otherwise in connection with their due diligence and these transactions, except such information as is otherwise publicly available, and, if such transactions are not consummated, to return to the other party any documents and copies thereof received or obtained by it in connection with the proposed transactions. The parties agree that any breach of this Confidentiality provision would cause the non-breaching party to suffer irreparable harm. In the event of any breach or threatened breach of this provision, the parties agree that the non-breaching party may pursue any and all remedies in law or in equity, including an action for injunctive relief without the posting of any bond.

Further, except as and to the extent required by law, without the prior written consent of the other party, AFH Advisory and the Company shall not make any public comment, statement or communication with respect to, or otherwise disclose or permit the disclosure of the existence of discussions regarding, a possible transaction among the parties or any of the terms, conditions or other aspects of the transaction proposed in this LOI. If a party is required by law to make any such disclosure, it must first provide to the other party the content of the proposed disclosure, the reasons

14

Beverly Hills
TEL: 310.492.9898 FAX: 310.492.9926
9595 Wilshire Blvd. Ste. 700 Beverly Hills, CA 90212

Shanghai
TEL: 86.21.2890.9716 FAX: 86.21.2890.9116
31/F, Jin Mao Tower, 88 Shi Ji Avenue, Pudong, Shanghai 200120, PR China

AFH HOLDING & ADVISORY

www.afhholdingandadvisory.com

that such disclosure is required by law, and the time and place that the disclosure will be made.

Reimbursement: Concurrent with and contingent upon the completion of the Private Placement, AFH Advisory shall be entitled to reimbursement as provided in the section of this LOI entitled "Private Placement (Closing III)." Any consideration received by the Company (except for amounts received by the Company from MTF), prior to and not in connection with the Private Placement (Closing III), from a party referred to the Company by AFH Advisory or any investment bank retained at AFH Advisory's suggestion, shall be paid to the applicable party or parties in accordance with the section of this LOI entitled "Private Placement (Closing III)" as though such amounts had been raised in the Private Placement and shall be credited towards the amounts owed under that section.

As used in this LOI, the term "Initial Reimbursement" shall mean $590,000 - representing the fee for the furnishing of Acquisition Co., the fee for the exchange of the Business Combination Shares and the first $90,000 in Transaction Costs related to AFH Advisory's third-party due diligence report, AFH Advisory's attorneys' fees and other costs/expenses of AFH Advisory related to this LOI. Such Initial Reimbursement and any subsequent reimbursement(s) shall be in addition to, and not including, AFH Advisory's compensation in the form of the Advisor Shares and Advisor Warrants.

Unless otherwise stated in this LOI, each party will bear all of its other costs and expenses in connection with each Closing. AFH Advisory and the Company shall have the right to approve all transaction costs associated with each Closing.

D&O Insurance: Concurrent with the consummation of Closing II, PubCo shall obtain directors and officers liability insurance ("D&O Insurance") to insure any acts and/or omissions by the Company and PubCo, including their respective officers and directors covering a reasonable period after the Business Combination. AFH Advisory, MTF, and T.O. Medical Development, Inc. shall each be named an additional insured under the D&O Insurance.

Transaction Costs: The Company shall be responsible for and bear any and all costs

15

Beverly Hills
TEL: 310.492.9898 FAX: 310.492.9926
9595 Wilshire Blvd. Ste. 700 Beverly Hills, CA 90212

Shanghai
TEL: 86.21.2890.9716 FAX: 86.21.2890.9116
31/F, Jin Mao Tower, 88 Shi Ji Avenue, Pudong, Shanghai 200120, PR China

HOLDING & ADVISORY

www.afhholdingandadvisory.com

and expenses incurred in connection with Closing II, Closing III and Closing IV. This includes, without limitation, reasonable expenses of AFH Advisory, preparation of the third-party due diligence report, preparation and negotiation of the Private Placement documents, Business Combination agreement and any ancillary agreements, the costs associated with any background checks and D&O Insurance, as well as fees of attorneys (including the attorneys' fees incurred by Acquisition Co. in connection with the Business Combination), financial advisors, placement agent, brokerage or finder's fees and other fees and expenses (collectively, all such costs and expenses, the "Transaction Costs"). As identified herein, the Initial Reimbursement shall be capped at $90,000 in Transaction Costs. This in no way makes or requires that AFH Advisory incur or be caused to incur any other Transaction Costs in its own name or on its own behalf related to this LOI. All such Transaction Costs are the Company's responsibility.

Any Transaction Costs AFH Advisory may incur over and above $90,000 and paid as defined in this section, require prior approval by the Company and will thereafter be reimbursed by the Company as set forth in this LOI.

Termination:

After the execution of this LOI by the parties, this LOI may be terminated: (i) upon the mutual written agreement of AFH Advisory and the Company, (ii) by AFH Advisory as a result of the material breach by the Company of the binding provisions of this LOI, (iii) by the Company as a result of the material breach by AFH Advisory of the binding provisions of this LOI, (iv) by either party as a direct result of a material finding from due diligence, in such party's reasonable discretion, which must be exercised within the next ninety (90) days but in no event later than the execution of the agreement setting forth the material terms of the Business Combination (whichever occurs first) after such time this subparagraph (iv) will expire or (v) by either AFH Advisory or the Company in the event Closing II has not occurred prior to May 30, 2014. Termination for material breach of this LOI will result in the breaching party being required to pay all expenses incurred by the non-breaching party, which expenses shall include legal expenses for the non-breaching party.

In the event of a Termination under subparagraph (ii) above, if the

16

Beverly Hills

TEL: 310.492.9898 FAX: 310.492.9926

9595 Wilshire Blvd. Ste. 700 Beverly Hills, CA 90212

Shanghai

TEL: 86.21.2890.9716 FAX: 86.21.2890.9116

31/F, Jin Mao Tower, 88 Shi Ji Avenue, Pudong, Shanghai 200120, PR China

AFH HOLDING & ADVISORY
www.afhholdingandadvisory.com

Company enters into any business combination transaction or a sale of all or substantially all of its assets within eighteen (18) months of such Termination, AFH Advisory shall be entitled as liquidated damages to: (i) 5% of any securities received by the Company or the Company's Shareholders upon consummation of any business combination or other similar transaction or (ii) upon a sale of the Company (or a sale of all or substantially all of its assets) cash or any other consideration it would have received as if it had a 5% ownership interest in the Company immediately.

In the event of a Termination by either party, the parties' legal and equitable remedies are fully set forth in this LOI. The parties expressly waive their right to any and all other legal or equitable remedies not set forth in this LOI. The parties covenant with one another not to sue or seek redress for any remedies not expressly set forth in this LOI. Subject to and without waiver of the express remedies provided herein, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE OR SPECIAL DAMAGES, LOST PROFITS OR DIMINUTION IN MARKET VALUE.

LOI to Replace Previous LOI

That certain Amended and Restated Letter of Intent, dated August 19, 2013, by and among AFH Advisory, the Company and MTF (the "Previous LOI") is hereby terminated. Commencing on the date of this LOI, this LOI, instead of the Previous LOI, will govern the business relationship between AFH Advisory, the Company and MTF. The decision to have this LOI replace the Previous LOI does not, in itself and without more, constitute a breach of the Previous LOI or give rise to any rights that would arise upon breach of the Previous LOI.

AFH Advisory to Transfer Interest

It is a material condition to AFH Advisory's entering into this LOI that AFH Advisory be able to, at its own discretion, transfer all, or a portion, of its interest in this LOI and in Acquisition Co. to any third party ("3rd Party") approved by the Company, which approval will not be unreasonably withheld (3rd Party may be, but is not required to be, Banner Bank, Amir Heshmatpour Irrevocable Trust, H&H (Hong Kong) Holdings Co., Limited or the Hankey Investment Company, L.P. ("HIC")). AFH Advisory and 3rd Party's legal counsel will prepare a novation agreement pursuant to

17

Beverly Hills
TEL: 310.492.9898 FAX: 310.492.9926
9595 Wilshire Blvd. Ste. 700 Beverly Hills, CA 90212

Shanghai
TEL: 86.21.2890.9716 FAX: 86.21.2890.9116
31/F. Jin Mao Tower, 88 Shi Ji Avenue, Pudong, Shanghai 200120, PR China

AFH HOLDING & ADVISORY
www.afhholdingandadvisory.com

which 3rd Party will assume AFH Advisory's position under this LOI. After such transfer and such novation and until completion of the Business Combination, 3rd Party will be the sole shareholder of Acquisition Co., and the principal of 3rd Party will be appointed to serve as the sole officer and sole director of Acquisition Co. If any of the preceding items discussed in this section do not occur within one week of all documentation required to complete Closing II being finalized, AFH Advisory shall be deemed to have materially breached this LOI. Notwithstanding anything herein contained to the contrary, the Company's explicit approval shall not be required for transfer or novation if 3rd Party is Banner Bank, Amir Heshmatpour Irrevocable Trust, H&H (Hong Kong) Holdings Co., Limited or HIC.

It is understood that the transfer and novation provided for in the preceding paragraph are to take place prior to the consummation of the Business Combination. Notwithstanding anything herein contained to the contrary, if after the consummation of the Business Combination Amir F. Heshmatpour or AFH Advisory regain any interest in this LOI or obtain any interest in PubCo, neither Amir F. Heshmatpour nor AFH Advisory shall, in order to transfer any interest in this LOI or PubCo to any third-party, be required to obtain the Company's or PubCo's consent at that time.

Binding and Non-Binding Provisions:

The parties acknowledge and agree that this LOI is a binding and legally enforceable agreement. No sections of this LOI are excluded from the preceding sentence.

MiscellaneousProvisions:

1. Governing Law, Dispute Resolution and Jurisdiction. This LOI shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any disputes, controversies, or claims arising out of or relating to this LOI and the transactions contemplated hereby. The parties hereby irrevocably waive any objection to jurisdiction and venue for any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties agree to submit to the in personam jurisdiction of such

18

Beverly Hills
TEL: 310.492.9898 FAX: 310.492.9926
9595 Wilshire Blvd. Ste. 700 Beverly Hills, CA 90212

Shanghai
TEL: 86.21.2890.9716 FAX: 86.21.2890.9116
31/F, Jin Mao Tower, 88 Shi Ji Avenue, Pudong, Shanghai 200120, PR China

AFH
HOLDING & ADVISORY
www.afhholdingandadvisory.com

courts. The prevailing party in any such dispute shall be entitled to recover from the other party its reasonable attorneys' fees, costs and expenses.

2. Counterparts. This LOI may be signed in two or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement. The exchange of copies of this LOI and of signature pages by facsimile transmission or by email transmission in portable digital format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the parties and may be used in lieu of the original for all purposes. Signatures of the parties transmitted by facsimile or by email transmission in portable digital format, or similar format, shall be deemed to be their original signatures.

3. Due Diligence. Each party shall be responsible for conducting its own due diligence and shall fully cooperate with all reasonable requests for documents and information. Each party represents that it has conducted due diligence and background checks on the principals of the other party and is aware of all past, pending and threatened litigation.

4. Entire Agreement. This LOI constitutes the complete and entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous discussions, negotiations, understandings, agreements, representations, and understandings of the Parties, whether oral or written, expressed or implied. Each of the Parties acknowledge that no other party, nor any agent or attorney of any other party, has made any promise, representation, or warranty whatsoever, express or implied, and not contained herein, concerning the subject matter hereof to induce the party to execute or authorize the execution of this LOI, and acknowledges that the party has not executed or authorized the execution of this instrument in reliance upon any such promise, representation, or warranty not contained herein.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

19

Beverly Hills
TEL: 310.492.9898 FAX: 310.492.9926
9595 Wilshire Blvd. Ste. 700 Beverly Hills, CA 90212

Shanghai
TEL: 86.21.2890.9716 FAX: 86.21.2890.9116
31/F, Jin Mao Tower, 88 Shi Ji Avenue, Pudong, Shanghai 200120, PR China

AFH HOLDING & ADVISORY

www.afhholdingandadvisory.com

If you agree to the foregoing, please return a signed copy of this LOI to the undersigned no later than May 7, 2014, after which time this LOI will expire if not so accepted.

Very truly yours,

AFH HOLDING AND ADVISORY, LLC

By: ______________________

Name: Amir F. Heshmatpour

Title: Managing Director

BONE BIOLOGICS, INC.

By: ______________________

Name: MICHAEL SCHULER

Title: CEO

THE MUSCULOSKELETAL TRANSPLANT FOUNDATION

By: ______________________

Name: MICHAEL J. KACWAS

Title: EVP/CFO

[Signature Page to Amended and Restated Letter of Intent]

20

Beverly Hills

TEL 310 492 9898 FAX 310 492 9926

9595 Wilshire Blvd Ste 700 Beverly Hills CA 90212

Shanghai

TEL 86 21 2890 9716 FAX 86 21 2890 9116

31F Jin Mao Tower 88 [illegible] Avenue Pudong Shanghai 200120 PR China

www.afhholdingandadvisory.com

EXHIBIT A

CAPITALIZATION TABLE

21

Beverly Hills
TEL: 310.492.9898 FAX: 310.492.9926
9595 Wilshire Blvd. Ste. 700 Beverly Hills, CA 90212

Shanghai
TEL: 86.21.2890.9716 FAX: 86.21.2890.9116
31/F, Jin Mao Tower, 88 Shi Ji Avenue, Pudong, Shanghai 200120, PR China

AFH
HOLDING & ADVISORY

www.afhholdingandadvisory.com

Sincerely,

AFH HOLDING AND ADVISORY, LLC

By:____________________

Name: Amir F. Heshmatpour

Title: Managing Director

DATED:____________________

ACKNOWLEDGED AND AGREED:

BONE BIOLOGICS, INC.

By:____________________

Name: Michael Schuler

Title: Chief Executive Officer

DATED:____________________

MUSCULOSKELETAL TRANSPLANT FOUNDATION

By:____________________

Name: Michael J. Kawas

Title: Executive Vice President and Chief Financial Officer

DATED:____________________

WEST\248278262.1

Page 2

Beverly Hills
TEL: 310.492.9898 FAX: 310.492.9926
9595 Wilshire Blvd. Ste. 700 Beverly Hills, CA 90212

Shanghai
TEL: 86.21.2890.9716 FAX: 86.21.2890.9116
31/F, Jin Mao Tower, 88 Shi Ji Avenue, Pudong, Shanghai 200120, PR China

Page 2

Sincerely,

AFH HOLDING AND ADVISORY, LLC

By:____________________________

Name: Amir F. Heshmatpour

Title: Managing Director

DATED:________________________

ACKNOWLEDGED AND AGREED:

BONE BIOLOGICS, INC.

By: [signature]

Name: Michael Schuler

Title: Chief Executive Officer

DATED: 6/2/14

MUSCULOSKELETAL TRANSPLANT FOUNDATION

By: [signature]

Name: Michael J. Kawas

Title: Executive Vice President and Chief Financial Officer

DATED: 6/2/14

WEST\248278262.1

August 28, 2014

Bone Biologics, Inc.

175 May Street, Suite 400

Edison, NJ 08837

Attn:	Bruce Stroever, Chairman
Michael Schuler, CEO
William Jay Treat, President

Musculoskeletal Transplant Foundation

125 May Street

Edison, NJ 08837

Attn:	Bruce Stroever, President, CEO

Dear Mr. Stroever and Mr. Schuler:

Reference is made to the Amended and Restated Letter of Intent, dated as of May 7, 2014 (the “LOI”), by and among AFH Holding and Advisory, LLC, Bone Biologics, Inc., and the Musculoskeletal Transplant Foundation. This letter shall constitute the parties’ agreement that:

1. Amendment.

(a) The first sentence of the section titled “Termination” (beginning with “After the execution” and ending with “to May 30, 2014”) is hereby deleted in its entirety and replaced with the following sentence:

“After the execution of this LOI by the parties, this LOI may be terminated: (i) upon the mutual written agreement of AFH Advisory and the Company, (ii) by AFH Advisory as a result of the material breach by the Company of the binding provisions of this LOI, (iii) by the Company as a result of the material breach by AFH Advisory of the binding provisions of this LOI, (iv) by either party as a direct result of a material finding from due diligence, in such party’s reasonable discretion, which must be exercised within the next ninety (90) days but in no event later than the execution of the agreement setting forth the material terms of the Business Combination (whichever occurs first) after such time this subparagraph (iv) will expire or (v) by either AFH Advisory or the Company in the event Closing II has not occurred prior to September 30, 2014.

Binding Effect. Except as amended hereby, the terms and provisions set forth in the LOI shall remain in full force and effect and, to the extent applicable under the terms of the LOI, be binding on the parties thereto.

2. Counterparts. This letter may be signed in counterparts (including by facsimile or electronic mail transmission), any one of which need not contain the signature of more than one party, but all such counterparts taken together will constitute one and the same agreement.

Sincerely,

AFH HOLDING AND ADVISORY, LLC

By:
Name:	Amir F. Heshmatpour
Title:	Managing Director
DATED:

ACKNOWLEDGED AND AGREED:

BONE BIOLOGICS, INC.		MUSCULOSKELETAL TRANSPLANT FOUNDATION

By:		By:
Name:	William Jay Treat	Name:	Michael J. Kawas
Title:	President	Title:	Executive Vice President and Chief Financial Officer
DATED:		DATED: